Exhibit (23)

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 11, 2003 relating to the financial statements, which appears in Pruco Life Insurance Company's Annual Report on Form 10-K for the year ended December 31, 2002.



PricewaterhouseCoopers LLP


By:/s/ PricewaterhouseCoopers LLP
New York, New York
January 14, 2004